EXHIBIT 4

                              AGREEMENT

          The undersigned agree that this Amendment Number 1 to the

Schedule 13D dated September 29, 1995 relating to the shares of

Common Stock of Penril DataComm Networks, Inc. shall be filed jointly on behalf of the undersigned.

                              Dated:  June 28, 1996


                              Dawson-Samberg Capital Management, Inc.

                              By:/s/ Arthur J. Samberg
                                 ------------------------------------
                                 Arthur J. Samberg, President

                              Pequot General Partners

                              By:/s/ Arthur J. Samberg
                                 ------------------------------------
                                 Arthur J. Samberg, General Partner

                              DS International Partners, L.P.

                              By:/s/ Arthur J. Samberg
                                 ------------------------------------
                                 Arthur J. Samberg, General Partner

                              Pequot Endowment Partners, L.P.

                              By:/s/ Arthur J. Samberg
                                 ------------------------------------
                                 Arthur J. Samberg, General Partner